Exhibit 99.1

	CONTACT:	Scott B. Flaherty
NEWS RELEASE		Chief Financial Officer
(561) 349-9989

Willis Lease Finance Commits to Offering of $366.2 Million in Fixed Rate Notes

COCONUT CREEK, FL – February 19, 2020- Willis Lease Finance Corporation (NASDAQ: WLFC) (“Willis”), a leading lessor of commercial jet engines, announced today that its wholly-owned subsidiary Willis Engine Securitization Trust II, to be renamed Willis Engine Structured Trust V (“WEST”), has priced $366.2 million in aggregate principal amount of fixed rate notes (the “Notes”). As previously announced, the Notes will be issued in three series, with the Series A Notes to be issued in an aggregate principal amount of $303.0 million, the Series B Notes in an aggregate principal amount of $42.1 million and the Series C Notes in an aggregate principal amount of $21.1 million. The Notes will be secured by, among other things, WEST’s direct and indirect interests in a portfolio of 54 aircraft engines and three airframes. The planned closing date is March 3, 2020.

The Series A Notes will have a fixed coupon of 3.228%, an expected maturity of approximately eight years, an expected weighted average life (based on certain modeling assumptions) of 6.5 years and a final maturity of 25 years, the Series B Notes will have a fixed coupon of 4.212%, an expected maturity of approximately eight years, an expected weighted average life (based on certain modeling assumptions) of 6.5 years and a final maturity of 25 years and the Series C Notes will have a fixed coupon of 6.657%, an expected maturity of approximately eight years, an expected weighted average life (based on certain modeling assumptions) of 4.0 years and a final maturity of 25 years. The Series A Notes will be issued at a price of 99.99859% of par, the Series B Notes will be issued at a price of 99.99493% of par and the Series C Notes will be issued at a price of 99.99918% of par.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance in Regulation S under the Securities Act.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services supported by cutting edge technology through its subsidiary, Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in Willis’ Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.